EXHIBIT 21


                  Subsidiaries of Gentiva Health Services, Inc.

Subsidiary*                                  Jurisdiction of Incorporation

CCI-ASDS, Inc.                                       Delaware
Careone Health Alternatives, Inc.                    Alabama
Careone Health Alternatives, Inc.                    North Carolina
Chronic Health Management of California              California
Commonwealth Home Care, Inc.                         Massachusetts
Gentiva CareCentrix, Inc.                            Delaware
Gentiva CareCentrix (Area One) Corp.                 Delaware
Gentiva CareCentrix (Area Two)Corp.                  Delaware
Gentiva CareCentrix (Area Three)Corp        .        Delaware
The IV Clinic, Inc.                                  Texas
The IV Clinic II, Inc.                               Texas
The IV Clinic III, Inc.                              Texas
Kimberly Home Health Care, Inc.                      Missouri
New York Healthcare Services, Inc.                   New York
OHS Service Corp.                                    Texas
Olsten Certified Healthcare Corp.                    Delaware
Olsten Health Services (Certified), Inc.             Delaware
Olsten Health Services (Infusion), Inc.              Delaware
Olsten Health Services(Quantum) Corp.                Delaware
Olsten Health Services (USA), Inc.                   Delaware
Olsten Kimberly Quality Care, Inc.                   Delaware
Olsten Services of New York, Inc.                    New York
Partnersfirst Management, Inc.                       Florida
Prospective Health Network, Inc.                     Delaware
QC-Medi-New York, Inc.                               New York
Quality Care-USA, Inc.                               New York
Quality Managed Care, Inc.                           Delaware
Quantum Care Network, Inc.                           Massachusetts
Quantum Disease Management, Inc.                     Indiana
Quantum Health Resources, Inc.                       Delaware
Quantum Health Resources Southwest, L.P.             Texas
QHR Southwest Business Trust                         Pennsylvania
QHR Southwest Holdings Corp.                         California
Skilled Nursing Services, Inc.                       Michigan


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* All  subsidiaries do business under the name "Gentive Health  Services" and/or
"Gentiva" except for Olsten Health Services (USA), Inc., which does business under the name "Gentiva Rehab Without Walls."